UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On May 29, 2013, SunPower Corporation (“SunPower” or the “Company”) entered into an Indenture (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), in connection with the issuance of $300 million principal amount of the Company’s 0.75% senior convertible debentures due 2018 (the “Debentures”). The Debentures will be the Company’s senior unsecured indebtedness and will rank junior in right of payment to all of the Company’s existing and future secured indebtedness, senior to any subordinated indebtedness, and pari passu with any senior unsecured indebtedness. The Debentures will be effectively subordinated to the Company’s secured indebtedness to the extent of the value of the related collateral and structurally subordinated to indebtedness and other liabilities of the Company’s subsidiaries.

The Debentures will mature on June 1, 2018. Under the Indenture, SunPower will be required to pay interest on the Debentures semi-annually on June 1 and December 1 of each year, beginning on December 1, 2013, at a rate of 0.75% per annum. The Debentures will be convertible into shares of SunPower’s common stock at any time based on an initial conversion rate of 40.0871 shares of common stock per $1,000 principal amount of Debentures (which is equivalent to an initial conversion price of approximately $24.95 per share of SunPower’s common stock), representing a conversion premium of approximately 30% over the closing sale price of $19.19 per share of SunPower’s common stock on the Nasdaq Global Select Market on May 22, 2013. The conversion rate (and the conversion price) will be subject to adjustment in certain circumstances. If SunPower undergoes a “fundamental change” (as defined in the Indenture) prior to the maturity date of the Debentures, holders may require SunPower to repurchase all of their Debentures, or any portion thereof that is a multiple of $1,000 principal amount, at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest.

If SunPower undergoes a “non-stock change of control fundamental change” (as defined in the Indenture) prior to the maturity date of the Debentures, the Debentures will be subject to redemption at SunPower’s option, in whole but not in part, for a period of 30 calendar days following a repurchase date relating to the non-stock change of control fundamental change, at a cash redemption price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest. Otherwise, the Debentures will not be redeemed at SunPower’s option prior to the maturity date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare due and payable 100% of the principal amount of all outstanding Debentures, plus any accrued and unpaid interest to the date of payment.

The above description of the Indenture and the Debentures is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Debenture included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On May 29, 2013, SunPower completed the sale of $300 million of the Debentures. The initial purchasers of the Debentures received an aggregate discount of $3,000,000. The Debentures and the underlying SunPower common stock issuable upon conversion of the Debentures, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Debentures were offered and sold in a private offering only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”), and an institutional accredited investor under Regulation D under the Act.

The Debentures may be converted prior to maturity (unless earlier converted, redeemed or repurchased) at the option of the holder for shares of SunPower’s common stock at the initial conversion rate of 40.0871 shares of SunPower’s common stock per $1,000 in principal amount of Debentures, which is equivalent to an initial conversion price of approximately $24.95 per share. The maximum number of shares of SunPower’s common stock that may be issued through the conversion of the $300 million aggregate principal amount of the Debentures is 15,633,957 shares, subject to anti-dilution and certain other adjustments.

Additional information is contained in Item 1.01 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 29, 2013, SunPower issued a press release announcing the closing of its private offering of $300 million in aggregate principal amount of the Debentures in a private offering made in reliance on exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”). $100 million in aggregate principal amount of the Debentures were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and $200 million in aggregate principal amount of the Debentures were sold to Total Gas & Power USA, SAS, a subsidiary of Total S.A. which owns approximately 65% of SunPower’s outstanding common stock and which is an institutional accredited investor pursuant to Regulation D under the Securities Act. The full text of the press release is being furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this report and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of May 29, 2013, by and between SunPower Corporation and Wells Fargo Bank, National Association, as Trustee.

99.1	Press release dated May 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date:	May 29, 2013
By:	/s/ Lisa Bodensteiner
Name:	Lisa Bodensteiner
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

4.1	Indenture, dated as of May 29, 2013, by and between SunPower Corporation and Wells Fargo Bank, National Association, as Trustee.

99.1	Press release dated May 29, 2013